UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	June 30, 2008

Grubb & Ellis Healthcare REIT, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Maryland	000-53206	20-4738467
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

1551 N. Tustin Avenue, Suite 300, Santa Ana, California		92705
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	714-667-8252

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 7.01 Regulation FD Disclosure.

On July 3, 2008, we issued a press release announcing our acquisition of the California properties of Senior Care Portfolio 1 (see description in Item 8.01 below). A copy of the press release, which is hereby incorporated into this filing in its entirety, is attached to this Current Report on Form 8-K as Exhibit 99.1.

The information furnished under this Item 7.01 of this Current Report on Form 8-K, including Exhibit 99.1 shall not be deemed to be "filed" for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section.

Item 8.01 Other Events.

As previously reported in the Current Report on Form 8-K we filed April 4, 2008, on March 31, 2008, we entered into a Purchase and Sale Agreement and Escrow Instructions to acquire Senior Care Portfolio 1, which consists of six properties, four of which are located in Texas, or the Texas properties, and two of which are located in California, or the California properties, from unaffiliated third parties, for a total purchase price of $39,600,000, plus closing costs. We further reported in the Current Report on Form 8K we filed on April 4, 2008, that on March 31, 2008, we acquired a fee simple interest in the Texas properties of Senior Care Portfolio 1 for a purchase price of $29,900,000, plus closing costs.

On June 30, 2008, we acquired a fee simple interest in that certain real property located in Lomita California, and a fee simple and leasehold interest in that certain real property located in El Monte, California, which comprises the California properties of Senior Care Portfolio 1, for a purchase price of $9,700,000, plus closing costs. We financed the purchase price of the California properties with a $6,000,000 unsecured loan, or the Unsecured Note, from NNN Realty Advisors, Inc., or NNN Realty Advisors, an indirect, wholly owned subsidiary of our sponsor, Grubb & Ellis Company, and the remaining balance in cash. The Unsecured Note bears interest at a fixed rate of 4.96% per annum and requires monthly interest-only payments beginning on August 1, 2008 for the term of the Unsecured Note. The Unsecured Note also provides for a default interest rate of 6.96% per annum. Since NNN Realty Advisors is an indirect, wholly owned subsidiary of our sponsor, this loan is deemed a related party loan. Therefore, the terms of the unsecured loan and the Unsecured Note were approved by a majority of our directors, including a majority of our independent directors, and deemed fair, competitive and commercially reasonable by our directors. An acquisition fee of $291,000, or 3.0% of the purchase price, was paid to our advisor and its affiliates.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

99.1 Grubb & Ellis Healthcare REIT, Inc. Press Release, dated July 3, 2008

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Grubb & Ellis Healthcare REIT, Inc.

July 3, 2008	By:	/s/ Scott D. Peters

Name: Scott D. Peters
Title: Chief Executive Officer and President

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Exhibit Index

Exhibit No.	Description

99.1	Grubb & Ellis Healthcare REIT, Inc. Press Release, dated July 3, 2008